Fredrikson & Byron, P.A.
                           900 Second Ave. S., #1100
                             Minneapolis, MN 55402
                           Telephone: (612) 347-7000
                           Facsimile: (612) 347-7077


                                                                       EXHIBIT 5



                                  July 31, 2000

ACI Telecentrics, Incorporated
3100 West Lake Street, Suite 300
Minneapolis, MN 55416

         Re:  Registration Statement on Form S-8

Ladies/Gentlemen:

         We are acting as corporate counsel to ACI Telecentrics, Incorporated (the "Company") in connection with the original registration by the Company on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") of options and 1,000,000 shares (the "Shares") of Common Stock issuable pursuant to the Company's 1996 Stock Option Plan (the "Plan").

         In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the
Company:

         1.       The Company's Restated Articles of Incorporation.

         2.       The Company's Restated Bylaws.

         3. Certain corporate resolutions adopted by the Board of Directors and shareholders of the Company pertaining to the adoption and amendment of the Plan and the increase in the number of shares reserved for issuance thereunder.

         4.       The Plan.

         5.       The Registration Statement.

         Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

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ACI Telecentrics, Incorporated
July 31, 2000
Page 2


         1. The Shares are validly authorized by the Company's Restated Articles of Incorporation.

         2. Upon issuance and delivery of the Shares against receipt by the Company of the consideration for the Shares pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            FREDRIKSON & BYRON, P.A.


                                            By       /s/ John A. Satorius
                                               John A. Satorius